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                                                                    EXHIBIT 10.2


                              CHUX OWNERSHIP PLAN

                                   ARTICLE I

                                  INTRODUCTION

1.1  RESTATEMENT OF PLAN

O'Charley's Inc., a Tennessee corporation ("O'Charley's") with principal offices located in Nashville, Tennessee, amends and restates the following employee stock purchase plan for its eligible employees, effective on October 1, 1999, except as otherwise expressly provided herein. This Plan, known as the CHUX Ownership Plan, was originally effective October 1, 1993 in accordance with a document executed August 10, 1993.

1.2  PURPOSE

The purpose of this Plan is to provide an opportunity for eligible employees of the Employer to become shareholders in O'Charley's. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and shareholders.

1.3  QUALIFICATION

This Plan is intended to be an employee stock purchase plan which qualifies for favorable Federal income tax treatment under Section 423 of the Code and is intended to comply with the provisions thereof, including the requirement of
Section 423(b)(5) of the Code that all Employees granted options to purchase Stock under the Plan have the same rights and privileges with respect to such options.

1.4  RULE 16B-3 COMPLIANCE

This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.

                                   ARTICLE II

                                  DEFINITIONS

As used herein, the following words and phrases shall have the meanings specified below:

2.1  Application Date: Each October 1 and April 1.

2.2  Board of Directors: The Board of Directors of O'Charley's Inc.

2.3 Closing Market Price: The last sale price of the Stock as reported in the NASDAQ National Market System on the date specified; or if no sales occurred on such day, at the mean between the closing "bid" and "asked" prices on such day; but if there should be any material alteration in the present system of reporting sales prices of such Stock, or if

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such Stock should no longer be listed on NASDAQ's National Market System, the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

2.4  Code: The Internal Revenue Code of 1986, as amended from time to time.

2.5 Contribution Account: The account established on behalf of a Participant to which shall be credited the amount of the Participant's contribution, pursuant to Article V.

2.6  Effective Date: October 1, 1999.

2.7 Employee: Each employee of an Employer except (for periods prior to April 1, 2000):

     (i) any employee whose customary employment is twenty (20) hours per week or less, or

     (ii) any employee whose customary employment is for not more than five months in any calendar year.

2.8 Employer: O'Charley's Inc. and any corporation (i) which is a Subsidiary of O'Charley's Inc., (ii) which is authorized by the Board of Directors to adopt this Plan with respect to its Employees, and (iii) which adopts this Plan. The term "Employer" shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided that the surviving or transferee corporation would qualify as a subsidiary under Section 2.19 hereof and that such corporation does not affirmatively disavow this Plan.

2.9 Exercise Date: The last trading date of the Plan Period on the NASDAQ National Market System.

2.10 Exercise Price: The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.

2.11 Five-Percent Shareholder: An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of O'Charley's or any Subsidiary thereof. In determining this five percent test, shares of stock which the Employee may purchase under outstanding options, as well as stock attributed to the Employee under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock which may be issued under options shall not be counted in the total of outstanding shares in the denominator.

2.12 Grant Date: The first trading date of the Plan Period on the NASDAQ National Market System.

2.13 NASDAQ: The National Association of Securities Dealers Automated Quotation System.

2.14 Participant: Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.

2.15  Plan: CHUX Ownership Plan.

2.16 Plan Administrator: The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan. The initial committee shall be the Compensation Committee of the Board of Directors.

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2.17  Plan Period: A six (6) month period beginning on the first day of each
October and April and ending on the last day of the following September and March, respectively.

2.18 Stock: Those shares of common stock of O'Charley's which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.

2.19 Subsidiary: Any corporation in an unbroken chain of corporations beginning with O'Charley's each of which (other than the last corporation in the chain) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

                                  ARTICLE III

                              SHAREHOLDER APPROVAL

3.1  CONDITION SUBSEQUENT

If the restated Plan is not approved by the shareholders of O'Charley's before September 30, 2000, the Plan and all options thereunder granted to individuals who were not Employees pursuant to the terms of the Plan in effect immediately prior to this restatement shall terminate, the balance in each such Participant's Contribution Account shall be refunded in cash as promptly as possible, and all rights and obligations thereunder shall be void ab initio.

3.2  SHAREHOLDER APPROVAL REQUIRED

Without the approval of the shareholders of O'Charley's, no amendment to this Plan shall increase the number of shares reserved under the Plan, other than as provided in Section 10.3. Approval by shareholders must: (i) occur within one year of such amendment or such amendment shall be void ab initio; (ii) comply with applicable provisions of the corporate charter and bylaws of O'Charley's; and (iii) comply with Tennessee law prescribing the method and degree of shareholder approval required for issuance of corporate stock or options.

                                   ARTICLE IV

                         ELIGIBILITY AND PARTICIPATION

4.1  CONDITIONS

Each Employee shall become eligible to become a Participant on an October 1 if such Employee has been employed by the Employer for a continuous period of at least six (6) months prior to such October 1; provided, however, that effective April 1, 2000, each Employee shall become eligible to become a Participant on the Application Date next following the date of his employment. No Employee who is a Five-Percent Shareholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.

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4.2  APPLICATION FOR PARTICIPATION

Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, he shall complete such form and file it with his Employer no later than seven (7) days prior to the next Application Date. The completed enrollment form shall indicate the amount of Employee contribution authorized by the Employee. If no new enrollment form is filed by a Participant in advance of any Plan Period after the initial Plan Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limit of 15% of base pay). If any Employee does not elect to participate in any given Plan Period, he may elect to participate on any future Application Date so long as he continues to meet the eligibility requirements.

4.3  DATE OF PARTICIPATION

All Employees who elect to participate shall be enrolled in the Plan commencing with the first paydate after the Application Date following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

                                   ARTICLE V

                              CONTRIBUTION ACCOUNT

5.1  EMPLOYEE CONTRIBUTIONS

The enrollment form signed by each Participant shall authorize the Employer to deduct from the Participant's compensation an after-tax amount during each payroll period not less than five dollars ($5.00) nor more than an amount which is fifteen percent (15%) of the Participant's base pay on the Application Date. The term "base pay" shall be determined before subtracting any of the Employee's contributions to O'Charley's 401(k) plan. The dollar amount deducted each payday shall be credited to the Participant's Contribution Account. Participant contributions will not be permitted to commence at any time during the Plan Period other than on an Application Date. No interest will accrue on any contributions or on the balance in a Participant's Contribution Account.

5.2  MODIFICATION OF CONTRIBUTION RATE

No change shall be permitted in a Participant's amount of withholding except upon an Application Date, and then only if the Participant files a new enrollment form with the Employer at least seven (7) days in advance of the Application Date designating the desired withholding rate. Notwithstanding the foregoing, a Participant may notify the Employer at any time (except during the period from September 21 through September 30 and the period from March 22 through March 31) that he wishes to discontinue his contributions. This notice shall be in writing and on such forms as provided by the Employer and shall become effective as of a date provided on the form not more than thirty (30) days following its receipt by the Employer. The Participant shall become eligible to recommence contributions on the next Application Date.

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5.3  WITHDRAWAL OF CONTRIBUTIONS

A Participant may elect to withdraw the balance of his Contribution Account at any time during the Plan Period prior to the Exercise Date (except during the period from September 21 through September 30 and the period from March 22 through March 31). The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by the Employer. If contributions are withdrawn in this manner, further contributions during that Plan Period will be discontinued in the same manner as provided in Section 5.2, and the Participant shall become eligible to recommence contributions on the next Application Date.

5.4  LUMP SUM CONTRIBUTIONS

Effective for the Plan Period commencing on April 1, 2000, subject to the limitations described in Section 5.5, a Participant who has not discontinued his contributions pursuant to Section 5.2 or elected to withdraw his contributions pursuant to Section 5.3 may make no more than one (1) lump sum contribution during each Plan Period. These lump sum contributions shall be paid by check by the Participant, delivered at least ten (10) days prior to the last day of the Plan Period and shall be credited to the Participant's Contribution Account.

5.5  LIMITATIONS ON CONTRIBUTIONS

Effective for the Plan Period commencing on April 1, 2000, during each Plan Period the total contributions by a Participant to his contribution Account (including both contributions by payroll deduction pursuant to Section 5.1 and lump sum contributions pursuant to Section 5.4) shall not exceed fifteen percent (15%) of the Participant's base pay per month on the Application Date multiplied by six (6) months. If a Participant's total contributions should exceed this limit, the excess shall be returned to the Participant without interest.

                                   ARTICLE VI

                        ISSUANCE AND EXERCISE OF OPTIONS

6.1  RESERVED SHARES OF STOCK

O'Charley's originally reserved three hundred thousand (300,000) shares of Stock for issuance upon exercise of the options granted under this Plan. As a result of adjustments to reflect changes in capitalization of O'Charley's made pursuant to Section 10.3 hereof, the number of shares originally reserved has been increased to six hundred and seventy-five thousand 675,000 shares of Stock as of the Effective Date.

6.2  ISSUANCE OF OPTIONS

On the Grant Date each Participant shall be deemed to receive an option to purchase Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the maximum limits specified in Section 6.6(a). All such options shall be automatically exercised on the following Exercise Date, except for options which

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are canceled when a Participant withdraws the balance of his Contribution
Account or which are otherwise terminated under the provisions of this Plan.

6.3  DETERMINATION OF EXERCISE PRICE

The Exercise Price of the options granted under this Plan for any Plan Period shall be the lesser of

     (i) eighty-five percent (85%) of the Closing Market Price of the Stock on the Exercise Date, or

     (ii) eighty-five percent (85%) of the average of the Closing Market Price of the Stock on the Grant Date and the Closing Market Price of the Stock on the Exercise Date.

6.4  PURCHASE OF STOCK

On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Section
7.1 or who has withdrawn all his contributions shall expire. The Contribution Account of each Participant shall be used to purchase the maximum number of whole shares of Stock determined by dividing the Exercise Price into the balance of the Participant's Contribution Account. Any money remaining in a Participant's Contribution Account representing a fractional share shall remain in his Contribution Account to be used in the next Plan Period along with new contributions in the next Plan Period; provided, however, that if the Participant does not enroll for the next Plan Period, the balance remaining shall be returned to him in cash.

6.5  TERMS OF OPTIONS

Options granted under this Plan shall be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including but not limited to Section 423 of the Code, and shall contain such other provisions as the Employer shall from time to time approve and deem necessary.

6.6  LIMITATIONS ON OPTIONS

The options granted hereunder are subject to the following limitations:

     (a) The maximum number of shares of Stock which may be purchased by any Participant on Exercise Dates within any calendar year shall be equal to the lesser of

        (i) two thousand five hundred (2,500) shares, or

        (ii) the number of shares of Stock having a market value of twenty-five thousand dollars ($25,000.00), as determined based on the Closing Market Price on the Grant Date for the Plan Period during which each such share of Stock is purchased, as provided in Section 423(b)(8) of the Code.

     The maximum number of shares as determined above shall be adjusted upon the occurrence of an event described in Section 10.3.

     (b) No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Shareholder.

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     (c) No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant's lifetime only by him.

6.7  PRO-RATA REDUCTION OF OPTIONED STOCK

If the total number of shares of Stock to be purchased under option by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants.

6.8  STATE SECURITIES LAWS

Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State securities law applicable to the sale of Stock to such Participant. In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant's Contribution Account that would otherwise have been applied to the purchase of Stock.

                                  ARTICLE VII

                          TERMINATION OF PARTICIPATION

7.1  TERMINATION OF EMPLOYMENT

Any Employee whose employment with the Employer is terminated during the Plan Period for any reason except death, disability or retirement at or after age 65 shall cease being a Participant immediately. The balance of that Participant's Contribution Account shall be paid to such Participant as soon as practical after his termination. The option granted to such Participant shall be null and void.

7.2  DEATH

If a Participant should die while employed by the Employer, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant's Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Plan Period during which the Participant died (except during the period from September 21 through September 30 and the period from March 22 through March 31). In the event no election to withdraw is made on or before the September 20 or March 21 preceding the Exercise Date, the balance accumulated in the deceased Participant's Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the legal representative.

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7.3  RETIREMENT

If a Participant should retire from the employment of the Employer at or after attaining age 65, no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Plan Period during which the Participant retired (except during the period from September 21 through September 30 and the period from March 22 through March 31). In the event no election to withdraw is made on or before the September 20 or March 21 preceding the Exercise Date, the balance accumulated in the retired Participant's Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4, and any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant.

7.4  DISABILITY

If a Participant should terminate employment with the Employer on account of disability, as determined by reference to the definition of "disability" in the Employer's long-term disability plan, no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Plan Period during which the Participant became disabled (except during the period from September 21 through September 30 and the period from March 22 through March 31). In the event no election to withdraw is made on or before the September 20 or March 21 preceding the Exercise Date, the balance accumulated in the disabled Participant's Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4, and any money remaining which is insufficient to purchase a whole share shall be paid to the disabled Participant.

                                  ARTICLE VIII

                               OWNERSHIP OF STOCK

8.1  STOCK CERTIFICATES

Certificates for Stock purchased through exercise of the options granted hereunder shall be issued as soon as practical after the Exercise Date. Certificates may be issued, at the request of the Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant's family, or to the Participant as custodian for the Participant's child under the Gift to Minors Act.

8.2  PREMATURE SALE OF STOCK

If a Participant (or former Participant) sells or otherwise disposes of any shares of Stock obtained under this Plan

     (i) prior to two (2) years after the Grant Date of the option under which such shares were obtained, or

     (ii) prior to one (1) year after the Exercise Date on which such shares were obtained,

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that Participant (or former Participant) must notify the Employer immediately in writing concerning such disposition.

                                   ARTICLE IX

                          ADMINISTRATION AND AMENDMENT

9.1  ADMINISTRATION

The Plan Administrator shall (i) administer the Plan and keep records of the Contribution Account balance of each Participant, (ii) interpret the Plan, and
(iii) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration. The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.

9.2  AMENDMENT

The Board of Directors of the Employer may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant's Contribution Account shall be paid to that Participant. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.2 shall become effective until and unless such amendment is approved by the shareholders of O'Charley's.

                                   ARTICLE X

                                 MISCELLANEOUS

10.1  EXPENSES

The Employer will pay all expenses of administering this Plan that may arise in connection with the Plan.

10.2  NO CONTRACT OF EMPLOYMENT

Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

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10.3  ADJUSTMENT UPON CHANGES IN STOCK

The aggregate number of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable manner to reflect changes in the capitalization of O'Charley's, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.

10.4  EMPLOYER'S RIGHTS

The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

10.5  LIMIT ON LIABILITY

No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of O'Charley's or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against O'Charley's, an Employer, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.

10.6  GENDER AND NUMBER

For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

10.7  GOVERNING LAW

The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Tennessee, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the Treasury regulations promulgated thereunder.

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10.8  HEADINGS

Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

10.9  SEVERABILITY

If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.

IN WITNESS WHEREOF, the Employer has adopted this amended and restated Plan effective October 1, 1999 subject to approval by the shareholders of O'Charley's Inc. on or before the expiration of the time period specified in Section 3.1.

Date: September 30, 1999
                                          O'CHARLEY'S INC.

                                          By:      /s/ A. Chad Fitzhugh
                                             -----------------------------------
ATTEST:

/s/ Terri Parks
---------------------------------------------